UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 17, 2023

SmartStop Self Storage REIT, Inc.

(Exact name of registrant as specified in its charter)

Maryland	000-55617	46-1722812
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10 Terrace Road, Ladera Ranch, California 92694

(Address of principal executive offices, including zip code)

(877) 327-3485

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter). Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01.	Other Events.

Reinstatement of Distribution Reinvestment Plan; Partial Reinstatement of Share Redemption Program

As previously disclosed, on March 7, 2022, in connection with its process for reviewing alternatives in order to provide liquidity to its stockholders, the board of directors (the “Board”) of SmartStop Self Storage REIT, Inc. (the “Company”) approved the full suspension of: (i) the Company’s distribution reinvestment plan (“DRP”); and (ii) the operation of the Company’s share redemption program (“SRP”). Accordingly, the Company paid all subsequent distributions in cash.

On March 16, 2023, the Board determined that, while it continues to review alternatives for stockholder liquidity, it would be in the best interests of the Company to reinstate the DRP (the “DRP Reinstatement”). Accordingly, distributions for the month of March (which are paid in April) will be invested in shares of the Company’s common stock for those stockholders that previously elected into the DRP in such states where the DRP is able to be offered. In this regard, the Board approved $15.21 as the per share DRP price, which is the most recently published estimated net asset value per share (the “NAV”). The Board also determined to partially reinstate the SRP, solely for redemptions sought in connection with a stockholder’s death, “qualifying disability” (as that term is defined in the SRP), confinement to a long-term care facility or other exigent circumstances (the “Partial SRP Reinstatement”). All other redemptions shall remain suspended at this time. In connection with the Partial SRP Reinstatement, the Company intends to honor redemption requests previously made (and not subsequently revoked) while the SRP was fully suspended so long as such requests are (i) subsequently reconfirmed by its transfer agent and (ii) meet the foregoing eligibility criteria. Under the terms of the SRP, the redemption price per share shall be the NAV.

In the future, the Company may undertake to provide additional options for liquidity to its stockholders, including through a listing of its shares on a national securities exchange. The Company may also raise additional equity through the issuance of stock. If the Company undertakes any of the foregoing activities, there can be no assurances that the share price at such time will be greater than or equal to the NAV.

Rejection of Mini-Tender Offer

SmartStop Self Storage REIT, Inc. (the “Company”) sent a letter to its stockholders on March 17, 2023 recommending that they reject an unsolicited mini-tender offer received from a third party. A copy of the letter is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Letter to Stockholders

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SMARTSTOP SELF STORAGE REIT, INC.

Date: March 17, 2023	By:	/s/ James R. Barry
James R. Barry
Chief Financial Officer and Treasurer